EXHIBIT 99.1

[XTO ENERGY LOGO]

NEWS RELEASE

For Immediate Release

Number: 03-13

XTO ENERGY ANNOUNCES RECORD GAS PRODUCTION AND

CASH FLOW IN FIRST QUARTER

FORT WORTH, TX (April 22, 2003) – XTO Energy Inc. (NYSE-XTO) today reported record first quarter natural gas production of 591 million cubic feet (MMcf) per day, a 27% increase from the first quarter 2002 level of 464 MMcf per day. Earnings for the quarter were $66.2 million, or 39 cents per share, compared with first quarter 2002 earnings of $45.1 million, or 27 cents per share. First quarter 2003 earnings include the net after-tax effects of a derivative fair value loss of $1.9 million, non-cash incentive compensation of $200,000 and a $1.8 million gain on the cumulative effect of accounting change for the adoption of Statement of Financial Accounting Standards No. 143 for asset retirement obligations. Cash flow from operations, before changes in operating assets and liabilities and exploration expense, was $168.2 million, up 30% from 2002 first quarter comparable cash flow from operations of $129.5 million.

First quarter daily gas production averaged 591 MMcf, up 27% from first quarter 2002 daily production of 464 MMcf. Daily oil production for the first quarter was 13,394 barrels, a 1% increase from first quarter 2002 daily production of 13,212 barrels. During the quarter, natural gas liquids production was 5,182 barrels per day, a 27% increase from the prior year quarter production of 4,082 barrels per day. Increased gas production is primarily attributable to the Company’s development activity in East Texas and the Arkoma and San Juan basins.

“Our measured growth strategy of combining development drilling with long-lived acquisitions continues to drive prosperity for XTO,” stated Bob R. Simpson, Chairman and Chief

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XTO Energy Announces Record Gas Production and Cash Flow in First Quarter

Executive Officer. “With natural gas production steadily increasing, the Company is delivering strong economic margins while adhering to our low cost structure. This consistent performance has now led to 12 sequential quarters of production growth.”

“Perhaps more exciting, we foresee continued consistent growth,” further noted Steffen E. Palko, Vice Chairman and President, “Our project inventory provides multiple years of development drilling, without escalating execution risk. With our long-lived property acquisitions, we are mitigating underlying production decline. Altogether, XTO is effectively managing for long-term, visible growth.”

Total revenues for the first quarter were $253.5 million, 41% above first quarter 2002 revenues of $180 million. Operating income for the quarter was $114.2 million, a 44% increase from first quarter 2002 operating income of $79.4 million.

The average gas price for the first quarter increased 7% to $3.82 per thousand cubic feet (Mcf) from $3.58 per Mcf in first quarter 2002. The first quarter average oil price was $29.42 per barrel, a 49% increase from last year’s first quarter average price of $19.75. Natural gas liquids prices averaged $23.39 per barrel for the quarter, 117% higher than the 2002 quarter average price of $10.79.

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XTO Energy Inc. is a premier domestic natural gas producer engaged in the acquisition, exploitation and development of quality, long-lived gas and oil properties. The Company, whose predecessor companies were established in 1986, completed its initial public offering in May 1993.

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XTO Energy Announces Record Gas Production and Cash Flow in First Quarter

Its properties are concentrated in Texas, New Mexico, Arkansas, Oklahoma, Kansas, Wyoming, Colorado, Alaska and Louisiana.

Contact:	Louis G. Baldwin	Gary D. Simpson
	Executive Vice President & CFO	Vice President – Investor Relations
	XTO Energy Inc.	XTO Energy Inc.
	817/870-2800	817/870-2800

Statements made in this press release, including those relating to future production, economic margins, inventory of drilling sites, short and long-term growth rates, development activities and production decline are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the failure to close our recently announced property transactions, the timing and extent of changes in oil and gas prices, changes in underlying demand for oil and gas, the timing and results of drilling activity, the availability of drilling equipment, changes in interest rates, higher than expected production costs and other expenses and market conditions. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein.

Company management will host a conference call at 4:00 p.m. (EDT) on Tuesday, April 22nd. The call may be accessed on our web site: www.xtoenergy.com.

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XTO ENERGY INC.

(in thousands, except production, per share and per unit data)

(Unaudited)	Three Months Ended March 31,
	2003	2002

Consolidated Income Statements

REVENUES
Gas and natural gas liquids	$214,170	$153,740
Oil and condensate	35,464	23,481
Gas gathering, processing and marketing	3,850	3,186
Other	—	(443)

Total Revenues	253,484	179,964

EXPENSES
Production	36,846	29,204
Taxes, transportation and other	23,194	9,755
Exploration (a)	514	840
Depreciation, depletion and amortization	61,013	45,255
Accretion of discount in obligation for asset retirement	1,225	—
Gas gathering and processing	2,303	2,199
General and administrative (b)	11,358	13,516
Derivative fair value (gain) loss (c)	2,857	(251)

Total Expenses	139,310	100,518

OPERATING INCOME	114,174	79,446

OTHER EXPENSE
Interest expense, net	(15,017)	(10,115)

Total Other Expense	(15,017)	(10,115)

INCOME BEFORE INCOME TAX AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	99,157	69,331

INCOME TAX
Current	4,645	(13)
Deferred	30,060	24,276

Total Income Tax Expense	34,705	24,263

NET INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	64,452	45,068
Cumulative effect of accounting change, net of tax (d)	1,778	—

NET INCOME	$66,230	$45,068

EARNINGS PER COMMON SHARE
Basic	$0.39	$0.27

Diluted	$0.39	$0.27

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	169,358	165,094

Diluted	171,517	167,269

Average Daily Production
Gas (Mcf)	591,405	464,326
Oil (Bbls)	13,394	13,212
Natural Gas Liquids (Bbls)	5,182	4,082

Average Sales Prices
Gas (per Mcf)	$3.82	$3.58
Oil (per Bbl)	$29.42	$19.75
Natural Gas Liquids (per Bbl)	$23.39	$10.79

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XTO ENERGY INC. (continued)

(in thousands)

	Three Months Ended March 31,
	2003	2002
	(Unaudited)
Consolidated Statement of Cash Flows Data
Net Income	$66,230	$45,068
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	61,013	45,255
Accretion of discount in obligation for asset retirement	1,225	—
Non-cash incentive compensation	263	6,250
Deferred income tax	30,060	24,276
Cumulative effect of accounting change, net of tax	(1,778)	—
Non-cash derivative fair value (gain) loss	1,099	7,934
Deferred gain on closed hedge derivatives (e)	8,075	2,916
Other non-cash items	1,544	(3,065)
Changes in operating assets and liabilities	(50,216)	1,103

Cash Provided by Operating Activities	117,515	129,737
Changes in operating assets and liabilities	50,216	(1,103)
Exploration expense	514	840

Operating Cash Flow (f)	$168,245	$129,474

	March 31, 2003	December 31, 2002
	(Unaudited)
Consolidated Balance Sheet Data
Cash	$14,435	$14,954

Current Assets	$364,386	$244,790
Less:
Derivative fair value	34,430	40,628
Deferred income tax benefit	48,736	32,680

Current Assets, excluding derivative fair value and deferred income tax benefit	$281,220	$171,482

Net Property and Equipment	$2,529,826	$2,370,965

Total Assets	$2,926,569	$2,648,193

Current Liabilities	$393,443	$285,896
Less:
Derivative fair value	168,601	128,001

Current Liabilities, excluding derivative fair value	$224,842	$157,895

Long-term Debt	$1,133,170	$1,118,170

Total Stockholders’ Equity	$946,980	$907,786
Less accumulated other comprehensive loss	(88,608)	(61,573)

Total Stockholders’ Equity excluding accumulated other comprehensive loss	$1,035,588	$969,359

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XTO ENERGY INC. (continued)

(a)	Primarily includes geological and geophysical costs.

(b)	Includes non-cash incentive compensation of $263,000 in the three-month 2003 period and $6.3 million in the three-month 2002 period.

(c)	Reflects the change in fair value of derivative financial instruments not providing effective hedges.

(d)	Gain upon initial adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, as of January 1, 2003.

(e)	Including deferred gains on contracts closed in 2002 of $5.2 million, total deferred gains of $13.3 million will be amortized from April through December 2003 as non-cash revenue of $4.4 million per quarter.

(f)	Defined as cash provided by operating activities before changes in operating assets and liabilities and exploration expense. Because changes in operating assets and liabilities and exploration expense are excluded, this cash flow statistic is different from cash provided (used) by operating activities, as disclosed under generally accepted accounting principles. Management believes operating cash flow is a better liquidity indicator for oil and gas producers because of the adjustments made to cash provided (used) by operating activities, explained as follows:

–	Adjustment for changes in operating assets and liabilities eliminates fluctuations related to the timing of cash receipts and disbursements, which can vary from period-to-period because of conditions the Company cannot control (for example, the day of the week on which the last day of the period falls), and results in attributing cash flow to operations of the period that provided (used) the cash flow.

–	Adjustment for exploration expense is to provide an amount comparable to operating cash flow for full cost companies and to eliminate the effect of a discretionary expenditure that is part of the Company’s capital budget.

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